NEWS	Contact: Robert S. Merritt or
July 23, 2003	Lisa Hathcoat
FOR IMMEDIATE RELEASE	(813) 282-1225

OUTBACK STEAKHOUSE, INC.
REPORTS SECOND QUARTER RESULTS

Tampa, Florida, July 23 --- Outback Steakhouse, Inc. (NYSE-OSI) today reported that net income for the three months ended June 30, 2003 was $47,106,000, equal to $0.60 per share (diluted), compared with $42,466,000 or $0.53 per share (diluted) for the same period in 2002.  For the six-month period ended June 30, 2003, net income was $92,173,000, equal to $1.18 per share (diluted) compared with $79,429,000 or $0.99 per share (diluted) for the same period in 2002.  Revenues for the quarter increased by 15.6% to $689,261,000, compared with $596,200,000 during the same quarter last year.  For the six-month period, revenues grew to $1,340,939,000, compared with $1,175,189,000 for the same period in 2002.  System-wide sales grew by 13.3%, to $833,000,000, for the quarter and by 12.2%, to $1,628,000,000, for the six-month period ended June 30, 2003, compared with the respective periods last year.

The Company also reported that comparable store sales for the second quarter of 2003 increased by approximately 2.7% for domestic Outback Steakhouses and increased by approximately 0.8% for domestic Carrabba’s Italian Grills, compared with the second quarter of 2002.  Comparable store sales figures are based on domestic stores opened for more than 18 months.  Average unit volumes increased by approximately 2.2% for all domestic Outback Steakhouses and were flat for all domestic Carrabba’s Italian Grills, compared with the second quarter of 2002.

The Company will conduct a conference call today, Wednesday, July 23, 2003 at 5:00 p.m. Eastern Daylight Savings Time, to discuss its financial results for the second quarter ended June 30, 2003.  The discussion will be carried live on the Internet and can be accessed via the Company’s web site at www.outback.comunder the Company Info, Investor Relations tab.  Replay of the conference call via the Internet will be available at this location for two weeks.

The Company operates 807 Outback Steakhouses, 132 Carrabba's Italian Grills, 18 Fleming’s Prime Steakhouse and Wine Bars, 18 Roy’s, 2 Lee Roy Selmon’s, 24 Bonefish Grills, and 1 Cheeseburger in Paradise in 50 states and 21 countries internationally.    More...

STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
REVENUES	2003	2002	2003	2002
Restaurant sales........................................................……	$ 684,125	$ 591,422	$ 1,330,797	$ 1,165,977
Other revenues...........................................................……	5,136	4,778	10,142	9,212
Total revenues..........................................................……	689,261	596,200	1,340,939	1,175,189
COSTS AND EXPENSES:
Cost of sales.............................................................……	248,356	217,333	481,187	432,141
Labor & other related...............................................……	168,201	144,659	327,151	282,961
Other restaurant operating........................................……	142,643	118,381	277,647	232,430
Depreciation and amortization………………………….	21,209	18,738	41,783	36,676
General & administrative.........................................……	24,982	22,207	47,478	43,336
Income from operations
of unconsolidated affiliates.....................................……	(1,689)	(1,549)	(2,995)	(3,101)
Total costs and expenses ......................................……	603,702	519,769	1,172,251	1,024,443
INCOME FROM OPERATIONS	85,559	76,431	168,688	150,746
OTHER INCOME (EXPENSE), NET…………………..	353	(570)	(590)	(887)
INTEREST INCOME ..……………...…….…….………	431	630	973	1,165
INTEREST EXPENSE ..……………...…….…….………	(424)	(310)	(777)	(609)
INCOME BEFORE ELIMINATION OF
MINORITY PARTNERS' INTEREST
AND INCOME TAXES...........................................……	85,919	76,181	168,294	150,415
ELIMINATION OF MINORITY
PARTNERS' INTEREST.........................................……	13,224	10,647	26,051	21,015
INCOME BEFORE PROVISION FOR
INCOME TAXES....................................................……	72,695	65,534	142,243	129,400
PROVISION FOR INCOME TAXES.......................……	25,589	23,068	50,070	45,549
INCOME BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE........……	47,106	42,466	92,173	83,851
CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE (NET OF TAXES)....……	-	-	-	(4,422)
NET INCOME................................………………...……	$ 47,106	$ 42,466	$ 92,173	$ 79,429

BASIC EARNINGS PER COMMON SHARE
Income before accounting change……………………….	$ 0.62	$ 0.55	$ 1.22	$ 1.09
Cumulative effect of accounting change…………………	-	-	-	(0.06)
Net income................................………………...………	$ 0.62	$ 0.55	$ 1.22	$ 1.03
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING…	75,399	77,274	75,576	77,176

DILUTED EARNINGS PER COMMON SHARE
Income before accounting change……………………….	$ 0.60	$ 0.53	$ 1.18	$ 1.05
Cumulative effect of accounting change…………………	-	-	-	(0.06)
Net income................................………………...………	$ 0.60	$ 0.53	$ 1.18	$ 0.99
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING…	78,437	80,406	78,324	80,223

	Three months ended		Six months ended
	June 30,		June 30,
SYSTEM-WIDE RESTAURANT SALES	2003	2002	2003	2002
Outback Steakhouses
Company owned - domestic……………...….......................…	$ 530,000	$ 490,000	$ 1,035,000	$ 964,000
Company owned - international………...….............................	25,000	13,000	46,000	25,000
Franchised and development joint venture - domestic..............	102,000	97,000	200,000	190,000
Franchised and development joint venture - international........	20,000	22,000	44,000	45,000
Total…………………………………………………..	677,000	622,000	1,325,000	1,224,000
Carrabba's Italian Grills
Company owned......................................................…….	81,000	62,000	157,000	124,000
Development joint venture ....................….......................	23,000	23,000	45,000	45,000
Total..............…………………………………………	104,000	85,000	202,000	169,000
Other
Company owned......................................................…….	48,000	26,000	93,000	53,000
Franchised and development joint venture.......................	4,000	2,000	8,000	5,000
Total...……………………………………….....…….	52,000	28,000	101,000	58,000

System-wide total.......................................................……	$ 833,000	$ 735,000	$ 1,628,000	$ 1,451,000

RESTAURANTS IN OPERATION AS OF JUNE 30:	2003	2002
Outback Steakhouses
Company owned - domestic……………...….......................…	594	562
Company owned - international………...….............................	45	27
Franchised and development joint venture - domestic..............	119	118
Franchised and development joint venture - international........	49	52
Total................…....................................................................	807	759
Carrabba's Italian Grills
Company owned.........................................................................	103	79
Development joint venture.........................................................	29	29
Total. ......................................................................................	132	108
Fleming’s Prime Steakhouse and Wine Bars
Company owned.........................................................................	18	13
Roy’s
Company owned.........................................................................	16	13
Franchised and development joint venture................................	2	2
Total. ......................................................................................	18	15
Lee Roy Selmon’s
Company owned ........................................................................	2	1
Bonefish Grills
Company owned.........................................................................	20	6
Franchised and development joint venture.................................	4	1
Total. ......................................................................................	24	7
Cheeseburger in Paradise
Company owned ........................................................................	1	-

System-wide total.........................................................................	1,002	903